                                                                     EXHIBIT 4.3

 REGISTERED                   [STATER BROTHERS LOGO]                 REGISTERED
 ----------                                                          ----------
 R-                                                                  $
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                                          SEE REVERSE FOR TRANSFER RESTRICTIONS

                          STATER BROS. HOLDINGS INC.
                 9% SENIOR SUBORDINATED NOTE DUE JULY 1, 2004

                                                              CUSIP 857555 AE 6
                                                                    -----------

      FOR VALUE RECEIVED, the undersigned, Stater Bros. Holdings Inc., a
Delaware corporation (the "Company") hereby promises to pay to
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                                                          (or so much thereof as
      or its registered assigns,                    shall not have been prepaid)
      the principal sum of                                      on JULY 1, 2004.
--------------------------------------------------------------------------------

                                    REGISTERED
              Interest Payment Dates:        July 1 and January 1
                        Record Dates:        June 15 and December 15


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION
     This is one of the Notes mentioned in the within-mentioned Indenture.


                 FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION
                                                       as Trustee

             By:
                 ---------------------------------------------
                             Authorized Signatory

             Dated:
                    ------------------------------------------


                             STATER BROS. HOLDINGS INC.

                             By:      /s/ Jack H. Brown
                                      -----------------
                                      President

                             Attest:  /s/ Bruce D. Varner
                                      -------------------
                                      Secretary


                           [SEAL OF STATER BROTHERS]

                          STATER BROS. HOLDINGS INC.

                 9% SENIOR SUBORDINATED NOTE DUE JULY 1, 2004

1. Interest.

     Stater Bros. Holdings Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semiannually on July 1 and January 1 of each year. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the first date on which any Notes are issued. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     Notwithstanding the foregoing, at no time shall the maximum aggregate interest rate borne by the Notes exceed the lesser of (a) the initial interest rate payable on the Notes plus 2.50% per annum and (b) the maximum amount permitted under applicable usury laws.

     To the extent lawful, the Company shall pay interest on overdue installments of interest at the Default Rate, as defined in Section 6.02(c) of the Indenture.

2. Method of Payment.

     The Company shall pay interest on the Notes (except defaulted interest) to the persons who are registered holders of Notes at the close of business on the record date for the next interest payment date even though Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments and premium payments, if any. The Company shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by check payable in such money. It may mail an interest payment check to a Holder's registered address.

3. Paying Agent and Registrar.

     First Trust of New York, National Association, 180 East Fifth Street, St. Paul, MN 55101 (the "Trustee") will act as the initial Paying Agent and Registrar. The Company may change the Paying Agent, Registrar or Co-Registrar without prior notice to the Holders. The Company or any of its subsidiaries may act in any such capacity.

4. Indenture.

     The Company issued the Notes under an Indenture dated as of July 24, 1997 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code
(S)(S)77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Noteholders are referred to the Indenture and such Act for a statement of such terms. The Notes are obligations of the Company limited to $100.0 million in aggregate principal amount. Capitalized terms not defined below have the meaning given to them in the Indenture.

5. Optional Redemption.

     The Notes will not be redeemable prior to July 1, 2000. Thereafter, the Notes will be redeemable, at the option of the Company, in whole or in part, at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning July 1 of the years indicated below:

     Year                         Redemption Price
     ----                         ----------------
     2000......................      104.50%
     2001......................      103.00%
     2002......................      101.50%
     2003......................      100.00%

     In addition, up to $35.0 million aggregate principal amount of the Notes will be redeemable at any time on or prior to July 1, 2000 at the option of the Company from the net proceeds to the Company of one or more Equity Offerings at a redemption price equal to 109% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date, provided that not less than $65.0 million in aggregate principal amount of the Notes remains outstanding immediately after the occurrence of such redemption.

     If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable; provided, however, that the Notes will not be redeemed in amounts less than the minimum authorized denomination of $1,000. Notice of redemption will be mailed by first class mail not less than 30 days nor more than 60 days prior to the scheduled redemption date to each holder of a Note to be redeemed at its registered address. On and after the registration date, interest will cease to accrue on the Notes or portions thereof called for redemption.

6. Change of Control.

     Upon a Change of Control, the Company shall make a Purchase Offer to purchase all outstanding Notes at a price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase. To accept the Purchase Offer, the Holder hereof must comply with the terms thereof, including surrendering this Note, with the "Option of Holder to Elect Purchase" portion hereof completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent, at the address specified in the notice of the Purchase Offer mailed to holders as provided in the Indenture, prior to termination of the Purchase Offer.

7. Repurchase Upon Sales of Assets.

     Upon the date of consummation of any Asset Sale which, taken individually or together with all Asset Sales since the Issue Date, results in the receipt of Net Cash Proceeds in excess of $5.0 million, such Net Cash Proceeds and all Net Cash Proceeds from all Asset Sales consummated concurrently therewith or consummated thereafter (such first consummation date and each such date thereafter a "Consummation Date") shall be applied by the Company within 18 months of the relevant Consummation Date (or, in the event of a Qualified Santee LLC Interest Sale, within 24 months of the relevant Consummation Date) at its election to either: (i) investments in assets or business in the same line of business as the Company or such Subsidiary; (ii) the repayment of any Indebtedness which is secured by or incurred to construct such assets; (iii) the repayment of Senior Indebtedness; or (iv) a combination of payment and investment permitted by the foregoing clauses (i), (ii) and (iii). On the earlier of the day after the 18 month period following a Consummation Date (or, in the event of a Qualified Santee LLC Interest Sale, the day after the 24 month period following a relevant Consummation Date) or such date as the Board of Directors of the Company or of such Subsidiary determines (as evidenced by a resolution approved by the Board of Directors) not to apply the Net Cash Proceeds relating to such Consummation Date as set forth in clauses (i), (ii) and (iii) of the preceding sentence (each, an "Asset Sale Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which has not be applied on or before such Asset Sale Offer Trigger Date as permitted in clauses (i), (ii) and (iii) of the preceding sentence (each an "Asset Sale Offer Amount") shall be applied by the Company or such Subsidiary to make an offer to purchase (the "Asset Sale Offer") on a date (the "Asset Sale Offer Payment Date") not less than 30 nor more than 60 days following the applicable Asset Sale Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Asset Sale Offer Amount at a price equal to 100% of the aggregate principal amount of the Notes to be repurchased, plus accrued and unpaid interest thereon, if any, to the date of repurchase. Notwithstanding the foregoing, if an Asset Sale Offer Amount is less than $5.0 million the application of the Net Cash Proceeds constituting such Asset Sale Offer Amount to an Asset Sale Offer may be deferred until such time as such Asset Sale Offer Amount plus the aggregate amount of all Asset Sale Offer Amounts arising subsequent to the Asset Sale Offer Trigger Date relating to such initial Asset Sale Offer Amount from all Asset Sales by the Company and its Subsidiaries aggregate at least $5.0 million at which time the Company or said Subsidiary shall apply all Net Cash Proceeds constituting all Asset Sale Offer Amounts that have been so deferred to make an Asset Sale Offer (the first date the aggregate of all such deferred Asset Sale Offer Amounts is equal to $5.0 million or more shall be deemed to be an Asset Sale Offer Trigger
Date). Pending application pursuant to an Asset Sale Offer the Company shall invest such Asset Sale Offer Amounts in Permitted Investments.

8. Subordination.

     The Notes are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before payments in respect of the Notes may be made under the Notes and the Indenture. The Company agrees, and each Securityholder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

9. Denominations, Transfer, Exchange.

     The Notes sold to Qualified Institutional Buyers are initially issued in global form. The Global Note represents such of the outstanding Notes as shall be specified therein or endorsed thereon in accordance with the Indenture. The Notes that are not sold to qualified Institutional Buyers are initially issued in the form of Certificated Notes. The Certificated Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,0000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. As a condition of transfer, the Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

10. Persons Deemed Owners.

     The registered Holder of a Note may be treated as its owner for all purposes.

11. Amendments and Waivers.

     Subject to certain exceptions, the Indenture or the Notes may be amended with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and any existing default may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Noteholder, the Indenture or the Notes may be amended (i) to cure any ambiguity, defect or inconsistency;
(ii) to comply with restrictions on mergers, consolidations and certain asset dispositions; (iii) to provide for uncertificated Notes in additional to certificated Notes; (iv) to make any change that does not adversely affect the legal rights hereunder of any Noteholder; (v) to add to the covenants, conditions and restrictions of the Company, for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Company, or (vi) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA, or under any similar federal statute hereafter enacted.

12. Defaults and Remedies.

     An Event of Default includes, in summary form: default for 30 days in payment of interest on the Notes; default in payment of principal of and premium, if any, on the Notes; failure by the Company for 60 days after notice to it to comply with any of its other agreements in the Indenture or the Notes; certain events of bankruptcy or insolvency; certain final judgments which remain undischarged; certain events of default under other Indebtedness of the Company or any of its Subsidiaries; failure to commence any of the Purchase Offers described in paragraphs 6 or 7 of this Note by the time specified in the Indenture or to pay for Notes tendered pursuant thereto; and failure by the Company to maintain its corporate existence or to comply with the restrictions on changes of control, mergers, consolidations and certain asset dispositions.

     If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable without further action or notice. Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

13. Trustee Dealings with the Company.

     The Trustee under the Indenture, or any of its Affiliates, in their individual or any other capacities, may make or continue loans to or guaranteed by, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if the Trustee were not Trustee.

14. No Recourse Against Others.

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the Notes.

15. Authentication.

     This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16. Abbreviations.

     Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN CO (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

     The Company shall furnish to any Noteholder upon written request and without charge a copy of the Indenture. Requests may be made to : CHIEF FINANCIAL OFFICER, STATER BROS. HOLDINGS INC., 21700 Barton Road, Colton, California 92324.

                                ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

--------------------------------------------------------------------------------
                                  (Assignee)


--------------------------------------------------------------------------------
                    (Assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------
                    (Assignee's name, address and zip code)

and irrevocably appoint as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.



Dated:                                 Signed:
      -------------------------------         ----------------------------------
                   (name as appears on the face of the Note)

By:
   -----------------------------------------------------------------------------

Signature guaranteed by:
                        --------------------------------------------------------

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to
Section 3.01, 4.11 or 4.19 of the Indenture and paragraph 5 or 6 of this Note, check the box: [ ]

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.01, 4.11 or 4.19 of the Indenture and paragraph 5 or 6 of this Note, state the amount:

$
 ----------------------------------------
   (in an integral multiple of $1,000)


Dated:                              Your Signature:
      -----------------------------                 ---------------------------
     (Sign exactly as your name appears on the other side of this Note)


Signature Guaranteed by:
                         -------------------------------------------------------


SCHEDULE OF EXCHANGES OF CERTIFICATED SECURITIES/2/

     The following exchanges of a part of this Global Note for Certificated Notes have been made:

                                                                                    Principal Amount          Signature of
                                Amount of                 Amount of Increase in     of this Global Note       authorized officer of
                                Decrease in Principal     Principal                 following                 Trustee
                                Amount of this Global     Amount of this Global     such decreases (or        or Global Note
     Date of Exchange           Note                      Note                      increases)                Custodian
     ----------------           ----------------------    ---------------------     -------------------       --------------------

     ----------------           ----------------------    ---------------------     -------------------       --------------------
     ----------------           ----------------------    ---------------------     -------------------       --------------------
     ----------------           ----------------------    ---------------------     -------------------       --------------------

/2/ This is to be included only if the Note is in global form.